UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 21, 1998

                        IMCLONE SYSTEMS INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      0-19612                  04-2834797
(State or other Jurisdiction   (Commission File Number)       (IRS Employer
    of Incorporation)                                     Identification Number)

                   180 Varick Street, New York, New York 10014
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 645-1405
               Registrant's telephone number, including area code

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ITEM 5. OTHER EVENTS

     ImClone Systems Incorporated ("ImClone" or the "Company") has announced the election of John Mendelsohn, M.D., President of the University of Texas M.D. Anderson Cancer Center, to its Board of Directors. This brings the total number of ImClone Board members to ten.

     Since 1996 Dr. Mendelsohn has served as the President of M.D. Anderson, where he is also Professor of Medicine. From 1985 to 1996 he was Chairman of the Department of Medicine at the Memorial Sloan-Kettering Cancer Center in New York City, as well as holder of the Winthrop Rockefeller Chair in Medical Oncology at MSKCC. He was also Professor and Vice-Chairman of Medicine at Cornell University Medical College and an attending physician at both Memorial and New York Hospitals. Previously, Dr. Mendelsohn served on the faculty of the University of California, San Diego and was instrumental in the creation of the University's Cancer Center, where he served as Director from 1976 to 1985.

     Dr. Mendelsohn's work has focused on growth factors and their role in regulating the proliferation of cancer cells through cell surface receptors. Dr. Mendelsohn was responsible for developing specific monoclonal antibodies that block receptors, including epidermal growth factor receptors, which mediate growth factor activation of cell and growth and division.

     Dr. Mendelsohn is currently a board member of the Richard Lounsbery Foundation and the Greater Houston Partnership, and a fellow of the New York Academy of Medicine. In 1997 he was elected to the Institute of Medicine of the National Academy of Sciences.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits (numbered in accordance with Item 601 of Regulation S-K).

               3.2  Amended and Restated By-laws


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            IMCLONE SYSTEMS INCORPORATED

Date: February 10, 1998                     By: /s/  John B. Landes
                                                --------------------------------
                                                John B. Landes
                                                Vice President,
                                                Business Development
                                                and General Counsel


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